                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [ ]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        SIGMATRON INTERNATIONAL, INC.
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                (Name of Registrant as Specified in Its Charter)

                        SIGMATRON INTERNATIONAL, INC.
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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                         SIGMATRON INTERNATIONAL, INC.
                              2201 LANDMEIER ROAD
                          ELK GROVE VILLAGE, IL 60007

                                                                 August 21, 2000

Notice of Annual Stockholders Meeting:

     You are hereby notified that the 2000 Annual Meeting of Stockholders of SigmaTron International, Inc. (the "Company") will be held at the Holiday Inn located at 1000 Busse Road, Elk Grove Village, Illinois at 10:00 a.m. local time, on Monday, September 25, 2000, for the following purposes:

        1. To elect three Class I directors to hold office until the 2003 Annual Meeting.

        2. To consider and act upon a proposal to approve the adoption of the SigmaTron International, Inc. 2000 Directors' Stock Option Plan.

        3. To consider and act upon a proposal to approve the adoption of the SigmaTron International, Inc. 2000 Employee Stock Option Plan.

        4. To consider a proposal to ratify the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending April 30, 2001.

          5. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on July 28, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.

     You are urged to attend the Meeting in person. Whether or not you expect to be present in person at the Meeting, please mark, date, sign and return the enclosed proxy in the envelope provided.

                                          By Order of the Board of Directors

                                          LINDA K. BLAKE
                                          Secretary

                         SIGMATRON INTERNATIONAL, INC.
                              2201 LANDMEIER ROAD
                          ELK GROVE VILLAGE, IL 60007

                      2000 ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 25, 2000

                                PROXY STATEMENT

                                    GENERAL

     This Proxy Statement and the accompanying proxy are furnished to stockholders of SigmaTron International, Inc. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors for use at the 2000 Annual Meeting of Stockholders (the "Meeting") to be held at the Holiday Inn located at 1000 Busse Road, Elk Grove Village, Illinois, at 10:00 a.m. local time, on Monday, September 25, 2000, for the purposes set forth in the accompanying Notice of Meeting. The Proxy Statement, the form of proxy included herewith and the Company's Annual Report to Stockholders for the fiscal year ended April 30, 2000 are being mailed to stockholders on or about August 21, 2000.

     Stockholders of record at the close of business on July 28, 2000 are entitled to notice of and to vote at the Meeting. On such date there were outstanding 2,881,227 shares of common stock, par value $.01 per share (the "Common Stock"). The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. In deciding all questions, each holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share held on the record date.

     Votes cast by proxy or in person at the Meeting will be tabulated by the election inspector appointed for the Meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote but as not voted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Abstentions will have the same effect as negative votes. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     Properly executed proxies will be voted in the manner directed by the stockholders. If no direction is made, such proxies will be voted FOR the election of all nominees named under the caption "Election of Directors" as set forth therein as directors of the Company, FOR approval of the SigmaTron International, Inc. 2000 Directors' Stock Option Plan, FOR approval of the SigmaTron International, Inc. 2000 Employee Stock Option Plan and FOR the ratification of the selection of Ernst & Young LLP as the Company's Independent Auditors. The approval of the option plans and ratification of the selection of auditors each requires an affirmative vote by holders of a majority of the shares present at the Meeting in person or by proxy and entitled to vote. Any proxy may be revoked by the stockholder at any time prior to the voting thereof by notice in writing to the Secretary of the Company, either prior to the Meeting (at the above address) or at the Meeting if the stockholder attends in person. A later dated proxy will revoke a prior dated proxy.

     As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Meeting. If other proper matters are presented at the Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

     The information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company and their transactions with the Company is based upon information received from each individual as of July 28, 2000.

                             HOLDINGS OF DIRECTORS
                             AND EXECUTIVE OFFICERS

     The following table sets forth certain information regarding beneficial ownership of Common Stock as of July 28, 2000 by (i) each director of the Company, (ii) each executive officer of the Company, (iii) each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, and (iv) all directors and executive officers as a group.

                              BENEFICIAL OWNERSHIP

                                                              NUMBER OF
                            NAME                              SHARES(1)    PERCENT
                            ----                              ---------    -------
Circuit Systems, Inc.(2)....................................   488,413      14.9%
  2350 E. Lunt Elk Grove Village, IL 60007
Tang Foundation for the Research of Traditional Chinese        242,000       7.4%
  Medicine (3)..............................................
  3773 Howard Hughes Pkwy., Ste. 350N
  Las Vegas, NV 89109
Cyrus Tang Foundation (3)...................................   179,413       5.5%
  3773 Howard Hughes Pkwy., Ste. 350N
  Las Vegas, NV 89109
Fidelity Low-Price Stock Fund (13)..........................   218,000       6.7%
  82 Devonshire St Boston, MA 02109
Gary R. Fairhead (4) (5)....................................   190,429       5.8%
  2201 Landmeier Road Elk Grove Village, IL 60007
Gregory A. Fairhead (5).....................................    77,741       2.4%
John P. Sheehan (5).........................................    71,542       2.2%
Linda K. Blake (5)..........................................    23,617         *
Nunzio A. Truppa (5)........................................     4,767         *
Andrew J. Saarnio (5)(6)....................................     3,834         *
Daniel P. Camp (5)..........................................     9,900         *
Stephen H. McNulty (5)......................................     4,334         *
Thomas F. Rovtar (12).......................................         0         *
Dilip S. Vyas (7)(8)........................................    25,500         *
John P. Chen (7)(8).........................................    25,700         *
William C. Mitchell (7)(8)..................................    25,700         *
D.S. Patel (2)(8)(9)........................................    15,000         *
Thomas W. Rieck (4)(8)......................................    15,000         *
Franklin D. Sove (8)(10)....................................    16,000         *
Steven A. Rothstein (8).....................................    15,100         *
All directors and executive officers as a group(11).........   524,164      16.0%

---------------
 *  Less than 1 percent.

 (1) Unless otherwise indicated in the footnotes to this table, the Company believes the persons named in this table have sole voting and investment power with respect to all shares of Common Stock reflected in this table.

 (2) Circuit Systems, Inc. ("CSI") is a publicly held corporation which manufactures printed circuit boards. D.S. Patel owns approximately 33% of the outstanding common stock of CSI. Other officers and Directors of the Company also own shares of CSI common stock.

 (3) Both Tang Foundation for the Research of Traditional Chinese Medicine and Tang Family Foundation are not-for-profit corporations. Each of these entities, whose combined ownership represents in excess of 5% of the outstanding Common Stock, is controlled by Cyrus Tang.

 (4) Thomas W. Rieck and Gary R. Fairhead serve on the Board of Directors of
     CSI.

 (5) The number of shares includes 69,017, 66,084, 67,100, 22,467, 4,567, 3,834,
     9,900 and 4,334 of currently exercisable stock options for Gary R. Fairhead, Gregory A. Fairhead, John P. Sheehan, Linda K. Blake,

     Nunzio A. Truppa, Andrew A. Saarnio, Daniel P. Camp and Stephen H. McNulty respectively. The options are included solely for the purpose of showing total shares owned.

 (6) Vice President of Elk Grove Village Operations since November 1998.

 (7) Includes 3,500 shares of Common Stock subject to options granted in September 1994 under the 1994 Directors' Stock Option Plan ("Directors' Plan"), 3,500 shares granted in September 1995 and 3,500 granted in September 1996. Such options are deemed exercised solely for purposes of showing total shares owned by such non-employee directors.

 (8) Includes 5,000 shares of common stock subject to options granted in September 1997 under the 1997 Directors' Stock Option Plan ("Directors' Plan"), and 5,000 shares granted in September 1998 and 1999. Such options are deemed exercised solely for purposes of showing total shares owned by such non-employee directors.

 (9) D.S. Patel is the Chairman of the Board of Directors, President and Chief Executive Officer of CSI and owns approximately 33% of CSI's outstanding common stock.

(10) Franklin D. Sove is Vice President of Tang Industries, Inc.

(11) See also footnotes (4)-(13). Excludes shares held by CSI and the Tang entities.

(12) Vice President Information Technology since July 2000.

(13) Number of shares owned by Fidelity Low-Price Stock Fund as filed on Form 13G on February 14, 2000.

                            I ELECTION OF DIRECTORS

     Pursuant to the Company's Certificate of Incorporation, the Board of Directors is divided into three classes of directors serving three-year terms. The terms of Class I directors (Messrs. Mitchell, Rieck and Rothstein) expire in 2000; the term of Class II directors (Messrs. Chen and Patel) expire in 2001; and the terms of Class III directors (Messrs. Fairhead, Sove and Vyas) expire in 2002. All directors of each class will hold their positions until the annual meeting of stockholders at which time the terms of the directors in such class expire, or until their respective successors are elected and qualify.

           NOMINEES FOR ELECTION AS CLASS I DIRECTORS AT THE MEETING

     Three Class I directors are to be elected by a plurality of the stockholder votes cast at the Meeting, to serve until the 2003 Annual Meeting of Stockholders or until their successors shall be elected and shall qualify. The following persons have been nominated:

                                                                                                DIRECTOR OF
                                          PRINCIPAL OCCUPATION(S) DURING PAST FIVE YEARS          COMPANY
            NAME                AGE               AND OTHER PUBLIC DIRECTORSHIPS                   SINCE
            ----                ---       ----------------------------------------------        -----------
William C. Mitchell.........    74     Consultant to Lake Shore Bankcorp,Inc., 1993.               1994
  Class I

Thomas W. Rieck.............    55     Attorney and President of Rieck and Crotty, P.C.            1994
  Class I                              Director of CSI and director of LEXON Technologies,
                                       Inc.

Steven A. Rothstein.........    49     Chairman of the Board of Directors of National              1994
  Class I                              Securities Corporation of Seattle, Washington since
                                       1995 and Chairman of the Board of Directors and Chief
                                       Executive Officer of Olympic Cascade Financial
                                       Corporation, the parent holding company of National
                                       Securities, since its inception in 1997. Mr.
                                       Rothstein is a member of the boards of directors of
                                       Gateway Data Sciences, Inc., Vita Food Products,
                                       Inc., in addition to being a member of the board of
                                       directors of the Company.

     The Board of Directors knows of no reason why any of the foregoing nominees will be unavailable to serve, but, in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend. THE ENCLOSED PROXY CANNOT BE VOTED FOR A GREATER NUMBER OF PERSONS THAN THREE, THE NUMBER OF NOMINEES NAMED IN THIS PROXY STATEMENT.

                                          DIRECTORS WHOSE TERMS EXTEND BEYOND THE MEETING       DIRECTOR OF
                                          PRINCIPAL OCCUPATION(S) DURING PAST FIVE YEARS          COMPANY
            NAME                AGE               AND OTHER PUBLIC DIRECTORSHIPS                   SINCE
            ----                ---       -----------------------------------------------       -----------
John P. Chen................    46     Chief Financial Officer of National Material L.P.           1994
  Class II                             since 1994.
D.S. Patel..................    59     Chairman of the Board of Directors President and            1994
  Class II                             Chief Executive Officer of CSI since 1987. Director
                                       of Olympic Cascade Financial Corporation since March
                                       1998.
Gary R. Fairhead............    48     President of the Company and Director since February        1994
  Class III                            1990. Director of CSI.
Franklin D. Sove............    66     Mr. Sove has been Vice President of Tang Industries,        1994
  Class III                            Inc. since 1996. Mr. Sove was CEO of National
                                       Material L.P. from September 1996 and Executive Vice
                                       President of Tang Industries, Inc. from May 1989.
Dilip S. Vyas...............    52     Mr. Vyas has been self employed since August 1998.          1994
  Class III                            Prior, Mr. Vyas was Director and Vice
                                       President -- Business Development of CSI from 1987.

DIRECTOR COMMITTEES; BOARD MEETINGS

     The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating Committee. Each committee is composed of at least two independent directors who together constitute a majority of each committee.

     The functions of the Audit Committee are to recommend annually to the Board of Directors the appointment of the independent public accountants of the Company, discuss and review the scope and the fees of the prospective annual audit and review the results thereof with the independent public accountants, review and approve non-audit services of the independent public accountants, review compliance with existing major accounting and financial policies of the Company, review the adequacy of the financial organization of the Company and review management's procedures and policies relative to the adequacy of the Company's internal accounting controls. Messrs. Mitchell, Rieck, and Sove are members of the Audit Committee, of which Mr. Sove is the Chairman.

     The functions of the Compensation Committee are to review and approve annual salaries and bonuses for all executive officers and review, approve and recommend to the Board of Directors the terms and conditions of all employee benefit plans or changes thereto and administer the Company's 1993, 1994 and 1997 Stock Option Plans and proposed 2000 Stock Option Plans. Messrs. Mitchell, Rieck and Rothstein are members of the Compensation Committee, of which Mr. Mitchell is the Chairman.

     The functions of the Nominating Committee are to review and recommend to the Board of Directors a slate of nominees for each election of members to the Board of Directors, to review and recommend changes to the number, classification, and term of directors and to receive and review nominations by Stockholders with regard to the nomination process. The nominating committee will accept nominees recommended by stockholders. However, the Company's bylaws establish an advance notice procedure for such nominations. Generally, such notice must be received by the Secretary of the Company not less than 60 and no more than 90 days prior to a regularly scheduled annual meeting of stockholders, or within 10 days after receipt of notice of an annual meeting of stockholders if the date of such meeting has not been publicly disclosed within 70 days prior to the meeting date. Messrs. Mitchell, Rieck and Rothstein are members of the Nominating Committee.

     The Board of Directors held six meetings during the fiscal year ended April 30, 2000. The Compensation Committee held three meetings and the Audit Committee held one meeting during fiscal 2000. The Nominating Committee held one meeting during fiscal 2000.

COMPENSATION OF DIRECTORS

     Non-employee directors are paid $1,000 per month. Directors that serve on the Audit or the Compensation Committee are paid an additional $125 per month for each committee upon which they serve. In addition, under the 1997 Directors' Stock Option Plan each non-employee director received a grant of options for 5,000 options at each of the 1997, 1998 and 1999 annual stockholders' meetings. Such options are exercisable for ten years from the respective date of grant at a price based on the price of the Common Stock on the respective grant dates. If the 2000 Directors' Stock Option Plan is approved, nonemployee directors will be entitled to receive options to acquire 7,500 shares of Common Stock at each annual shareholders meeting in 2000, 2001 and 2002.

                II APPROVAL OF 2000 DIRECTORS' STOCK OPTION PLAN

     On July 10, 2000, the Board of Directors of the Company adopted, subject to stockholder approval, the SigmaTron International, Inc. 2000 Directors' Stock Option Plan (the "2000 Directors' Plan"). The purpose of the 2000 Directors' Plan is to advance the interests of the Company by affording directors who are not employees of the Company the opportunity to acquire equity interests or increase their equity interests in the Company, as well as to encourage them to continue service as Directors of the Company. The 2000 Directors' Plan is intended to replace the 1997 Directors' Stock Option Plan. All options that are available to be granted under the 1997 Directors' Stock Option Plan have been granted. If the 2000 Directors' Plan is not approved by the stockholders, there will not be any options available to grant to the Company's directors.

SUMMARY OF 2000 DIRECTORS' PLAN

     Under the 2000 Directors' Plan, the Committee will grant options for an aggregate maximum 157,500 shares of the Company's Common Stock to Directors of the Company. Each non-employee director of the Company in office at the annual meetings of stockholders held in the years 2000, 2001 and 2002 will automatically be granted options to acquire 7,500 shares of Common Stock. The options are fully vested. The number of shares available for grant of options and the number of shares included in each outstanding option are subject to adjustment upon recapitalizations, stock splits or other similar events that cause changes in the Company's Common Stock. The Company must retain sufficient authorized but unissued shares of Common Stock to assure itself of its ability to perform its obligations under the 2000 Directors' Plan. Shares of Common Stock underlying options that expire unexercised will be available for future option grants under the 2000 Directors' Plan.

     The option exercise price per share for each option granted under the 2000 Directors' Plan shall be equal to the closing price of the Common Stock on the NASDAQ National Market on the trading day immediately preceding the date of grant. An option may be exercised by the payment of the exercise price (i) in cash or by check, (ii) through the exchange of shares of Common Stock already owned by the optionee have a fair market value equal to the exercise price,
(iii) through a broker-assisted "cashless" exercise transaction or (iv) by any other payment means approved by the Committee.

     The exercise period for options granted under the Plan is ten years. Options shall continue to be exercisable pursuant to their terms notwithstanding the death, disability or retirement of the optionee; provided, however, that if an optionee's directorship is terminated for one of the reasons set forth in the 2000 Directors' Plan (similar to termination for cause), the optionee must exercise the options within three months after the date of termination or within the original exercise period, whichever is shorter. Also, all options must be exercised in full within thirty days before the closing of a Corporate Transaction (as defined in the Plan and generally covering a sale of the Company); any options not exercised within that period expire.

     Options granted under the 2000 Directors' Plan shall not be transferable unless (a) the transfer is (i) by will or the laws of descent and distribution,
(ii) pursuant to a qualified domestic relations order, (iii) to a Permitted Transferee, (as defined in the 2000 Directors' Plan), or (iv) to a trust or other entity controlled by the optionee or a Family Member (as defined in the 2000 Directors' Plan; generally family members or trusts or other entities controlled by the optionee or a family member); (b) the transfer is a gift; and
(c) the option continues to be subject to the same terms as before the transfer.

INCOME TAX CONSEQUENCES

     Options granted under the 2000 Directors' Plan will be non-statutory options not entitled to special tax treatment under Section 422 of the Code. The discussion of the tax treatment of the Non-Statutory Options in the section below entitled "Approval of 2000 Employee Plan" applies to options granted under the 2000 Directors' Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADOPTION OF THE 2000 DIRECTORS' PLAN.

                III APPROVAL OF 2000 EMPLOYEE STOCK OPTION PLAN

     On July 10, 2000, the Board of Directors of the Company adopted, subject to stockholder approval, the SigmaTron International, Inc. 2000 Employee Stock Option Plan (the "2000 Employee Plan"). The purpose of the 2000 Employee Plan is to permit the Company and its subsidiaries to attract and retain as employees people of initiative and ability and to provide additional employee incentives. If the 2000 Employee Plan is approved by the Stockholders, no new options will be granted under the 1993 Employee Stock Option Plan. If the 2000 Employee Plan is not approved by the stockholders, options will be granted under the 1993 Employee Stock Option Plan to the extent options are available.

SUMMARY OF 2000 EMPLOYEE PLAN

     The 2000 Employee Plan will be construed, interpreted and administered by the Compensation Committee ("the Committee"). The Committee has the discretion to determine the individuals to whom options are granted, the number of shares subject to the options, the exercise price of the options (but in no event less than the minimum required in order to comply with applicable law), the period over which the options become exercisable, the term of the options (including the period after termination of employment during which an option may be exercised) and certain other provisions related to the options. Individuals who are selected to receive options will sign an option agreement with the Company setting forth the terms and restrictions applicable to their options.

     Under the 2000 Employee Plan, the Committee may grant options for an aggregate maximum of 342,500 shares of the Company's Common Stock to employees of the Company and its subsidiaries. The number of shares available for grant options under the Plan and the number of shares included in each outstanding option are subject to adjustment upon recapitalizations, stock splits or other similar events that cause changes in the Company's Common Stock. The Company must retain sufficient authorized but unissued shares of Common Stock to assure itself of its ability to perform its obligations under the 2000 Employee Plan. Shares of Common Stock underlying options that expire unexercised will be available for future option grants under the Plan.

     The plan provides for the grant of incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-statutory stock options that do not qualify as Incentive Options.

     The option exercise price per share for each option granted under the 2000 Employee Plan shall be not less than the closing price of the Common Stock on the NASDAQ National Market on the trading day immediately preceding the date of grant. An option may be exercised by the payment of the exercise price (i) in cash or by check, (ii) through the exchange of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price, (iii) through a broker-assisted "cashless" exercise transaction or (iv) by any other payment means approved by the Committee.

     The maximum term of options granted under the Plan is ten years. Subject to that limitation, the Committee has discretion to decide the period over which options may be vested and exercised. In addition, unvested options will terminate immediately upon termination of employment, disability or death. All outstanding options granted under the Plan shall immediately become exercisable in full upon a Corporate Transaction (as defined in the Plan and generally covering a sale of the Company); provided that the Corporate Transaction closes. Any options not exercised within that period expire.

     An optionee may exercise a Non-Statutory Option that has vested if the optionee has been employed by the Company continuously since the date the option was granted. If an optionee's employment is terminated for cause (as defined in the 2000 Employee Plan), the optionee has three months (or the remainder of the original term of the exercise period, whichever is shorter) to exercise any Non-Statutory Options vested as of the date of termination; all unvested Non-Statutory Options expire. If an optionee's employment is terminated for a reason other than for cause, including voluntary termination, death or disability, all unvested Non-Statutory Options expire while all vested Non-Statutory Options may be exercised for the remainder of their terms. The same provisions apply to Incentive Options except that an optionee whose employment is terminated must exercise vested Incentive Options within three months after the date of termination or the expiration of the original exercise period, whichever is shorter.

     Except as otherwise provided in the applicable option agreement, all options granted under the 2000 Employee Plan shall not be transferable unless
(a) the transfer is (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order, (iii) to a Permitted Transferee, (as defined in the 2000 Employee Plan), or (iv) to a trust or other entity controlled by the optionee or a Family Member (as defined in the 2000 Employee Plan; generally family members or trusts or other entities controlled by the optionee or a family member); (b) the transfer is a gift; and (c) the option continues to be subject to the same terms as before the transfer.

     The Committee is authorized to condition the grant of options upon the receipt of the agreement by the optionee not to compete with the Company during the term of employment and for such period thereafter and containing such other terms as are determined by the Committee.

INCOME TAX CONSEQUENCES

     Generally, for federal income tax purposes, Non-Statutory Options will not result in any taxable income to the optionee at the time of grant. The optionee will realize ordinary income, however, at the time of the exercise of the option, in an amount measured by the excess of the fair market value of the optioned shares at the time of exercise over the option exercise price, regardless of whether the exercise price is paid in cash or shares.

     Where ordinary income is recognized in connection with the exercise of an option, the Company will be entitled to a deduction in the amount of ordinary income so recognized, provided, among other things, that the Company complies with applicable tax withholding requirements.

     No income is recognized for federal income tax purposes when an Incentive Option is exercised and no deduction is available to the Company. Incentive Options will be taxed as Non-Statutory Options if shares of Common Stock purchased upon exercise of the Incentive Option are sold within one year after the exercise or two years after the date the Incentive Option is granted.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADOPTION OF THE 2000 EMPLOYEE PLAN.

                 IV PROPOSAL TO RATIFY SELECTION OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

     The firm of Ernst & Young LLP has audited the books and records of the Company since its inception and the Board of Directors desires to continue the services of this firm for the current fiscal year ending April 30, 2001. Accordingly, the Board of Directors will recommend at the Meeting that the stockholders ratify the appointment of the firm of Ernst & Young LLP to audit the accounts of the Company for the current fiscal year. Representatives of that firm are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP.

                             EXECUTIVE COMPENSATION

     The following table sets forth a summary of all compensation paid by the Company for its fiscal years ended April 30, 2000, 1999 and 1998 to the Company's Chief Executive Officer and each executive officer of the Company whose total annual salary and bonus for such year exceeded $100,000:

                                                                          ANNUAL COMPENSATION
                                                                          --------------------
                                                                          SALARY        BONUS
                NAME AND PRINCIPAL POSITION                                 ($)          ($)
                ---------------------------                               ------        -----
Gary R. Fairhead............................................   2000       155,232       15,000(1)
  President and Chief Executive Officer                        1999       148,400       85,000(2)
                                                               1998       145,600        2,800(3)
Gregory A. Fairhead.........................................   2000       140,902       15,000(1)
  Executive Vice President and General Manager-Mexican         1999       134,035       80,500(2)
  Operations and Assistant Secretary                           1998       127,017        2,350(3)
John P. Sheehan.............................................   2000       103,791       15,000(1)
  Vice President-Director of Materials                         1999        98,712       55,000(2)
  and Assistant Secretary                                      1998        93,548        1,731(3)
Linda K. Blake..............................................   2000        89,941       15,000(1)
  Chief Financial Officer, Vice President-Finance,             1999        85,554       50,000(2)
  Treasurer and Secretary                                      1998        81,075        1,500(3)
Nunzio A. Truppa............................................   2000       120,015       15,000(1)
  Vice President-Las Vegas Operations                          1999       298,642(4)         0
                                                               1998       290,239(4)     1,950(3)
Andrew J. Saarnio...........................................   2000       121,838            0
  Vice President-Elk Grove Operations                          1999        96,750       20,000(2)
Daniel P. Camp..............................................   2000       116,538       15,000(1)
  Vice President-Mexican Operations                            1999        98,381        4,150(2)
                                                               1998        90,140        5,000(3)

---------------
(1) Represents bonus earned in fiscal 2000 and paid in fiscal 2001.

(2) Represents bonus earned in fiscal 1999 and paid in fiscal 2000.

(3) Represents one week bonus paid to all SigmaTron employees (U.S.).

(4) The 1999 and 1998 salary amounts for Mr. Truppa includes sales commissions of $190,124 and $184,841, respectively.

                 OPTION GRANT AND EXERCISES IN LAST FISCAL YEAR

     The following tables provide certain specified information concerning options granted to, exercised by and held at April 30, 2000 under the 1993 stock option plan by each Named Executive Officer of the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS

                                                                                                                  POTENTIAL
                                                                                                             REALIZABLE VALUE OF
                                                                                                             ASSUMED ANNUAL RATE
                                                                                                                   OF STOCK
                                                    % OF TOTAL OPTIONS                                         APPRECIATION FOR
                               NUMBER OF SHARES         GRANTED TO         EXERCISE OR BASE                      OPTION TERM
                              UNDERLYING OPTIONS    EMPLOYEES IN FISCAL         PRICE          EXPIRATION    --------------------
                                 GRANTED (#)                YR.             ($ PER SHARE)         DATE        5% ($)     10% ($)
                              ------------------    -------------------    ----------------    ----------     ------     -------
Gary R. Fairhead..........          66,800                 19.6                  6.25           02/03/10     262,524     665,328
Gregory A. Fairhead.......          60,400                 17.7                  6.25           02/03/10     237,372     601,584
John P. Sheehan...........          50,400                 14.8                  6.25           02/03/10     198,072     501,984
Linda K. Blake............          47,000                 13.7                  6.25           02/03/10     184,710     468,120
Nunzio A. Truppa..........          13,700                  4.0                  6.25           02/03/10      53,841     136,452
Andrew J. Saarnio.........           7,000                  2.0                  6.25           02/03/10      27,510      69,720
Daniel P. Camp............          23,700                  6.9                  6.25           02/03/10      93,141     236,052
Stephen H. McNulty........           7,000                  2.0                  6.25           02/03/10      27,510      69,720
Stephen H. McNulty........           7,000                  2.0                 5.625           01/04/10      24,745      62,755

     On August 2, 1999, the Board of Directors authorized the cancellation of 330,000 option shares under the 1993 Employee Plan, including the following:
Gary R. Fairhead 90,000; Gregory A. Fairhead 80,000; John P. Sheehan 65,000; Linda K. Blake 60,000; Nunzio A. Truppa 10,000 and additional 25,000 option shares were cancelled. The cancelled options were granted on July 1, 1997 with an exercise price of $12.25.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth certain information with respect to each named executive officer of the Company concerning the exercise of options during the fiscal year ended April 30, 2000, as well as any unexercised options held as of the end of such fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                     NUMBER OF SHARES          VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                 SHARES                           OPTIONS AT FY-END(#)(1)        AT FY-END($)(1)
                              ACQUIRED ON          VALUE               EXERCISABLE/                EXERCISABLE/
           NAME               EXERCISE(#)       REALIZED ($)           UNEXERCISABLE              UNEXERCISABLE
           ----               -----------       ------------      -----------------------      --------------------
Gary R. Fairhead..........        --                --                  69,017/50,533                  0/0
Gary A. Fairhead..........        --                --                  66,084/45,066                  0/0
John P. Sheehan...........        --                --                  67,100/37,800                  0/0
Linda K. Blake............        --                --                  22,467/35,533                  0/0
Nunzio A. Truppa..........        --                --                   4,567/9,133                   0/0
Andrew J. Saarnio.........        --                --                   3,834/10,666                  0/0
Daniel P. Camp............        --                --                   9,900/18,800                  0/0
Stephen H. McNulty........        --                --                   4,334/14,666                  0/0
Thomas F. Rovtar..........        --                --                       0/10,000                  0/0

---------------
(1) These options are service-based options. A portion of these options vest over a five-year period which began in February 1995 and the remaining options vest over a three and five-year period beginning in July 1998.

STOCK PRICE PERFORMANCE GRAPH

     The following performance graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock during the period from May 1, 1995 through April 30, 2000 with the cumulative total return on (i) a group consisting of the Company's peer corporations on a line-of-business basis (the "Peer Group") and (ii) the NASDAQ Composite Index (Total Return). The comparison assumes $100 was invested on May 1, 1995 in the Company's Common Stock, the Peer Group (allocated equally among each of the Peer Group members) and the NASDAQ Composite Index and assumes reinvestment of dividends, if any. The Peer Group consists of Benchmark Electronics, Inc., DII Group, Inc.(formerly known as Dovatron International, Inc.), IEC Electronics Corp., Plexus Corp., SCI Systems, Inc. and Solectron Corp.

     Comparison of Five year cumulative Total Among SigmaTron International, Inc. the Peer Group and the Nasdaq Composite Index (Total Return)

                               PERFORMANCE GRAPH

------------------------------------------------------------------------------------------------------------
                                                  APR 95    APR 96    APR 97    APR 98    APR 99    APR 00
------------------------------------------------------------------------------------------------------------
  SIGMATRON INTERNATIONAL INC                       100     112.73    243.64    128.17     58.18     63.40
------------------------------------------------------------------------------------------------------------
  NASDAQ - INDEX                                    100     142.55    150.90    225.63    309.43    469.13
------------------------------------------------------------------------------------------------------------
  PEER GROUP                                        100     163.21    214.15    317.03    544.80    1154.75
------------------------------------------------------------------------------------------------------------

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

     The Company's executive compensation policy is to provide compensation and benefit programs to enable it to attract and retain talented executives. Total compensation includes base salary, annual cash bonuses, long-term incentives and employee benefits. Guiding principles include offering competitive base salary and employee benefit packages compared to similarly capitalized companies with comparable operating results; annual cash bonuses based on individual contributions to financial results and strategic planning and long-term stock based incentives, helping to assure that management's interests are closely aligned with those of shareholders. The Company seeks to reward outstanding executive performance contributing to superior operating results and enhanced shareholder value.

     The Board of Directors administers the Company's executive compensation policy through its Compensation Committee and the Compensation Committee's supervision of the determinations of the Company's senior executive officer on compensation matters. The base salary of the President and the Chief Executive Officer and the executive officers of the Company is determined by the Board of Directors acting on the recommendations of its Compensation Committee. The President and Chief Executive Officer recommends to the Compensation Committee the base salaries to be paid to all other executive officers.

     Annual cash bonuses are determined by action of the Board of Directors on recommendations made to it by its Compensation Committee. Stock options may be granted to key employees of the Company as determined by the Compensation Committee pursuant to the Company's 1993 Stock Option Plan.

REPORT OF 2000 COMPENSATION OF EXECUTIVE OFFICERS

     The President and Chief Executive Officer recommended to the Compensation Committee the base salaries and bonuses to be paid to the executive officers. The Compensation Committee approved the base salaries and bonuses recommended, and the entire Board of Directors adopted the recommendation. During the course of the year, the Committee granted additional stock options to executive officers under the Company's 1993 Stock Option Plan. The Committee is of the opinion that stock options continue to provide substantial incentive to increase shareholder value and expects to grant additional options in the near future.

REPORT OF 2000 COMPENSATION OF CHIEF EXECUTIVE OFFICER AND PRESIDENT

     The compensation for the Company's President and Chief Executive Officer is set within the philosophy and policy identified above for all executive officers. In setting the salary and determining the bonus of the President and Chief Executive Officer of the Company, the Compensation Committee considered many factors, and paid particular attention to the Company's most recent financial results. Keeping in mind the philosophy of emphasis on performance-based compensation, during the course of the year, the Committee granted additional options to Mr. Fairhead. Further, the Committee is of the opinion that the only change in Mr. Fairhead's base salary should be one commensurate with the percentage increase for all executive officers of the Company; the Committee is of the opinion that Mr. Fairhead's present salary level is approximately at the level of base compensation paid to the chief executive officers and presidents of comparable companies with comparable operating results.

     This report is submitted by the members of the Committee.

                                          William C. Mitchell (Chairman)
                                          Thomas W. Rieck
                                          Steven A. Rothstein

     Deductibility of Certain Executive Compensation. Section 162(m), added to the federal Internal Revenue Code by the Omnibus Budget Reconciliation Act of 1993 (the "Act"), denies publicly held corporations a deduction for compensation in excess of $1 million per year paid or accrued with respect to certain executives in taxable years beginning on or after January 1, 1994, except to the extent that such compensation qualifies for an exemption from that limitation.

     The deduction limitation has no effect on the Company's ability to deduct payments made (or deemed made for tax purposes) in fiscal 2000 to the named executive officers listed in the summary compensation table. The limitation, however, could affect the ability of the Company and its subsidiaries to deduct compensation paid to such officers in fiscal 2001 and subsequent years. The Company intends to take appropriate action to comply with the Act so that deductions will be available to it for all compensation paid to its executive officers to the extent practicable in fiscal 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     All members of the Board of Directors participated in deliberations concerning executive officers' compensation, except for Gary R. Fairhead and D.S. Patel. Gary R. Fairhead did not participate in votes or deliberations concerning his compensation.

     Gary R. Fairhead, the President and Chief Executive Officer of the Company, is a member of CSI's Board of Directors. CSI is a shareholder of the Company and Messrs. Vyas and Patel are executive officers of CSI and directors of both CSI and the Company, and Mr. Rieck is a director of CSI and the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of the copies of such reports furnished to the Company of written representations that no other reports were required, the Company believes that during the 2000 fiscal year all filing requirements were complied with except as follows: during the fiscal year a Form 3 for Daniel P. Camp and Stephen H. McNulty to disclose his ownership and becoming an officer of the Company was filed late.

                              CERTAIN TRANSACTIONS

     During the fiscal year ended April 30, 2000, the Company purchased raw materials and leased operating and storage space in Elk Grove Village, Illinois from CSI, which owns beneficially approximately 14.9% of the Company's outstanding Common Stock. Purchases of raw materials were approximately $6,660,000 for the year ended April 30, 2000, with a net amount in trade accounts payable related to these purchases of approximately $875,000 at April 30, 2000. The Company leases space in Elk Grove Village, Illinois from CSI at a base rental of approximately $36,000 per month with an additional $7,000 per month for real estate taxes. The lease requires the Company to pay maintenance and utility expenses. Rent and property tax expense totaled approximately $495,000 for the year ended April 30, 2000.

     The Company has a 42.5% ownership interest in SMTU, which was formed on September 15, 1994, in Fremont, California, as a joint venture to provide surface mount technology assembly services primarily to electronic original equipment manufacturers. The Company also owns 50% of the outstanding stock of SMT Unlimited, Inc. (SMT, Inc.), which is the general partner of SMTU. One of the limited partners of SMTU is also an equal shareholder of SMT, Inc., along with the Company. The Company holds subordinated debentures totaling $1,050,000 from SMTU. Debentures totaling $650,000 outstanding at April 30, 2000, bear interest at 8%, and debentures totaling $400,000 bear interest at 12%. All debentures are to be repaid on May 1, 2002. Interest is to be paid quarterly beginning January 1, 2001. The Company guarantees lease payments of approximately $1,169,000 for SMTU. The Company has been indemnified by one of the other limited partners in the amount of $584,530 for the guaranteed lease payments. SMTU incurs a $12,500 monthly administrative fee for administrative services provided by the Company.

     In August 1999, SigmaTron entered into a guaranty agreement with SMTU's lender to guaranty the obligation of SMTU under its revolving line of credit to maximum of $2,000,000 plus interest and related costs associated with the enforcement of the guaranty. In connection with the guaranty agreement, one of the limited partners of SMTU and the Chairman of SMTU have each executed a guaranty to the lender to reimburse SigmaTron for up to $500,000 of payments made by SigmaTron under its guaranty to the lender in excess of $1,000,000. In addition, the limited partner has agreed to indemnify SigmaTron for 50% of all the Company's payments to the lender. The limited partner's obligation to SigmaTron under the indemnity is reduced dollar for dollar to the extent the limited partner would otherwise be obligated to pay more than $1,000,000 as a result of his guaranty to the lender.

     During 1996, the Company invested $1,200 in exchange for a 12% limited partnership interest in Lighting Components, L.P. (LC) and invested $1,300 in Lighting Components, Inc., which is the general partner of LC, in exchange for 13% of its capital stock. At April 30, 1998, the Company had also made advances to LC in exchange for subordinated debentures and promissory notes totaling $280,000. Approximately $60,000 in subordinated debentures are due at various dates beginning on October 15, 2000, and approximately $220,000 of promissory notes are due on August 1, 2000. Both the subordinated debentures and promissory notes bear interest at 12% with interest payments beginning on August 1, 2000. The subordinated debentures and promissory notes totaling $280,000. Approximately $60,000 in subordinated debentures are due at various dates beginning on October 15,2000, and approximately $220,000 of promissory notes are due on August 1, 2000. Both the subordinated debentures and promissory notes bear interest at 12% with interest payments beginning on August 1, 2000. The subordinated debentures and promissory notes totaling $280,000 were reserved to a net realizable value of $0 at April 30, 1998. The accrued interest on these subordinated debentures and promissory notes totaling approximately $122,000 is included in other long-term assets in the accompanying balance sheet. In addition, the Company also has miscellaneous and trade receivables recorded in the accompanying balance sheet from LC at April 30, 2000, totaling approximately $1,437,000.

     The Company's miscellaneous and trade receivables are secured by a security interest in substantially all LC's assets. In fiscal 2000 and 1999, the Company reduced the carrying value of assets recorded in the Company's balance sheet to net realizable value by approximately $789,000 and $550,000, respectively.

     The Company's 2000 Annual Report to Stockholders is being mailed to stockholders contemporaneously with this Proxy Statement.

COST OF SOLICITATION

     All expenses incurred in the solicitation of proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited on behalf of the Company by directors, officers and employees of the Company by telephone or telecopy. The Company will reimburse brokers and others holding Common Stock as nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock and obtaining their proxies.

PROPOSALS OF STOCKHOLDERS

     In accordance with the rules of the Securities and Exchange Commission, any proposal of a stockholder intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Secretary of the Company before April 24, 2001 in order for the proposal to be considered for inclusion in the Company's notice of meeting, proxy statement and proxy relating to the 2001 Annual Meeting.

     Stockholders may present proposals that are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. The stockholder must comply with the procedures specified by the Company's by-laws which require all stockholders who intend to make proposals at an annual stockholders meeting to send a proper notice which is received by the Secretary not less than 120 or more than 150 days prior to the first anniversary of the date of the Company's consent solicitation or proxy statement released to stockholders in connection with the previous year's election of directors or meeting of stockholders; provided, that if no annual meeting of stockholders or election by consent was held in the previous year, or if the date of the annual meeting has been changed from the previous year's meeting, a proposal must be received by the Secretary within 10 days after the Company has publicly disclosed the date of such meeting.

     The by-laws also provide that nominations for director may only be made by or at the direction of the Board of Directors or by a stockholder entitled to vote who send a proper notice which is received by the Secretary no less than 60 or more than 90 days prior to the meeting; provided, however, that if the Company has not publicly disclosed the date of the meeting at least 70 days prior to the meeting date, notice may be timely made by a stockholder if received by the Secretary no later than the close of business on the 10th day following the day on which the Company publicly disclosed the meeting date.

ADDITIONAL INFORMATION

     The summaries of the 2000 Directors Stock Option Plan, the 2000 Employee Stock Option Plan and certain by-law provisions are qualified by reference to the full text of such documents. The Plans are being filed electronically with the Securities and Exchange Commission's EDGAR system and are not included in the printed version of this proxy statement. Copies of the Plans and the by-laws are available, without charge, upon written request to the Secretary.

                                          By order of the Board of Directors

                                          Linda K. Blake
                                          Secretary

Dated: August 21, 2000

                                   APPENDIX 1

The 2000 Directors Stock Option Plan is filed herewith pursuant to Instruction 3 to Item 10 of Schedule 14A and is not part of the proxy statement.

                         SIGMATRON INTERNATIONAL, INC.
                       2000 DIRECTORS' STOCK OPTION PLAN

     1. PURPOSE. This Stock Option Plan ("the Plan") is intended to encourage stock ownership by Non-Employee Directors of SigmaTron International, Inc., a Delaware corporation (the "Company"), so that they may acquire or increase their proprietary interest in the success of the Company, and to encourage them to remain as Directors of the Company.

     2. ELIGIBILITY. An Option is a right to purchase shares of common stock, $0.01 par value, of the Company (the "Shares"), subject to adjustments as provided herein, pursuant to the terms and conditions of the Plan ("Option"). The persons who shall be eligible to receive Options shall be Directors of the Company (the "Eligible Directors") who are not full-time employees of or consultants to the Company.

     3. SHARES. Subject to the provisions of Section 9 (relating to the adjustment upon changes in Shares), there will be reserved for issuance upon the exercise of Options to be granted from time to time under the Plan an aggregate of one hundred fifty-seven thousand five hundred (157,500) Shares. If an Option granted under the Plan expires, terminates or is canceled, the unissued Shares subject to such Option shall again be available under the Plan.

     4. ADMINISTRATION. This Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"), comprised solely of Non-Employee Directors as defined by Rule 16b-3(b)(3)(i) of the Securities and Exchange Act of 1934 (the "1934 Act"). The interpretation and construction by the Committee of the provisions of the Plan, of any Option granted under it and any related agreement shall be final except as otherwise determined by the Board of Directors. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

     5. TERMS AND CONDITIONS OF OPTIONS. Options granted pursuant to the Plan shall be evidenced by agreements in such form as the Committee shall from time to time recommend and the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

     (a) On each of the regular annual stockholders meetings for each of the years 2000, 2001 and 2002 (each such date is hereafter the "Date of Grant"), each Eligible Director ("Optionee") shall receive an Option for 7,500 Shares, and such Options shall vest immediately upon grant.

     (b) Each Option shall state the exercise price of the Option (the "Option price") which shall be 100% of the fair market value of the Shares on the applicable Date of Grant. The fair market value for purposes of this paragraph 5(b) is defined as the closing price of the Shares as reported in the NASDAQ listing in The Wall Street Journal or such other reported value of the Shares as shall be specified by the Committee on the day preceding the Date of Grant, or if such day is not a trading day, then on the immediately preceding trading day.

     (c) The Option shall be exercised by giving written notice to the Company, accompanied by full payment of the Option price. The Option price shall be paid in cash or by check upon the exercise of the Option, or in lieu thereof an Option holder may make payment in whole or in part by tendering to the Company the number of Shares valued at fair market value equal to the Options to be exercised on such date of exercise. For purposes of this paragraph 5(c), fair market value is defined as the closing price of the Shares as reported in the NASDAQ listing in The Wall Street Journal or such other reported value of the Shares as shall be specified by the Committee on the day preceding the exercise of the Option, or if such day is not a trading day, then on the immediately preceding trading day. The Optionee may tender Shares only if the Optionee has not acquired any Shares (including the Shares being tendered), other than in an acquisition exempt from
         Section 16(b) of the 1934 Act and rules and regulations promulgated thereunder, for a period of at least six months prior to the tender. In addition, such exercise may include a cashless exercise if the Options are tendered to a Broker in exchange for the number of Shares the fair market value of which is equal to the aggregate difference between the Option price and the fair market value of the Options so tendered.

     (d) The term of any Option shall be ten (10) years from the Date of Grant.

     (e) In no event shall any Option be exercisable prior to the approval of this Plan by the holders of a majority of the Shares present, or represented and entitled to vote, at the Company's next annual stockholders meeting duly held in accordance with the applicable laws of the State of Delaware.

     (f) The Committee shall retain the authority and discretion to permit an Option to be transferable as long as such transfers are made only to a Permitted Transferee (as herein defined); provided that (i) such transfer is a bona fide gift and the Optionee receives no value for the transfer, as provided in the instructions to Form S-8 of the Securities and Exchange Commission, (ii) that the Options that are transferred continue to be subject to the same terms and conditions that were applicable to the Options immediately prior to the transfer, and (iii) that the Option may not be otherwise or subsequently sold, pledged, assigned or transferred in any manner except by will or the laws of descent or distribution or pursuant to a domestic relations order. "Permitted Transferee" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the Optionee (a "Family Member"), any person sharing the Optionee's household (other than as a tenant or employee), or a trust or other entity in which Family Members and the Optionee have more than fifty percent of the beneficial or voting interest. In the event of the Optionee's death, the Option may be exercised only by a person who acquired the right to exercise it by reason of the death of the Optionee. Neither the Optionee, any Permitted Transferee, nor any person who acquires the right to exercise the Option by reason of the death of the Optionee will be deemed to be a holder of any Shares subject to the Option unless and until certificates for those shares are issued to such person. The designation of a beneficiary shall not constitute a transfer.

     (g) An Option shall remain exercisable pursuant to its terms if the Optionee ceases to be a Director of the Company for any reason, and may be exercised by the Optionee or his successor or assign after his death, in each case to the extent and in the manner exercisable by Optionee. Notwithstanding the foregoing, if an Optionee's directorship is terminated on account of any act of: (1) fraud; (2) intentional misrepresentation; (3) embezzlement; or (4) misappropriation or conversion of assets or opportunities of the Company or any direct or indirect majority-owned subsidiary of the Company, the Optionee or his successors or assigns may exercise his Option at any time within three months after termination of his directorship, or at any time prior to the expiration date of such Option, whichever is the shorter period, but only to the extent that it was exercisable by Optionee on the date of termination of his office. The Company assumes no responsibility and is under no obligation to notify a Permitted Transferee of early termination of an Option on account of a Director's termination of office. During the applicable exercise period, the Option may not be exercised for more than the number of vested Shares (if any) for which it is exercisable at the time of the Optionee's cessation of Board service.

     (h) Neither an Optionee nor his Permitted Transferee, legal representative, heir, legatee, or distributee shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to such Option unless and until he has paid the Company the full purchase price of such Shares and received a certificate or certificates therefor. Except as provided in Section 9 hereof, no adjustments will be made for dividends, whether ordinary or extraordinary, whether in cash, securities, or other property, or for distributions for which the record date is prior to the date on which the Option is exercised.

     (i) The minimum number of Shares with respect to which an Option may be exercised in part at any time is 100.

     6. RESTRICTIONS ON SHARES. The certificate or certificates representing the Shares to be issued or delivered upon exercise of an Option may bear such legends required by any applicable securities laws. Furthermore, nothing herein or any Option granted hereunder will require the Company to issue any stock upon exercise of any Option if the issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933, as amended (the "1933 Act"), the Illinois securities laws, or any other applicable rule or regulation then in effect, and the Company shall have no liability for failure to issue Shares upon any exercise of Options because of a delay pending the meeting of any such requirements. No Shares shall be delivered pursuant to the exercise of any Option, in whole or in part, until the Shares are qualified for delivery under such securities laws and regulations as may be deemed by the Committee to be applicable thereto, and such Shares are listed on each securities exchange on which Shares may then be listed.

     7. COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Plan, the Options granted hereunder and the obligation of the Company to sell and deliver Shares under such Options, will be subject to all applicable federal and state laws, rules, regulations and to such approvals by any government or regulatory authority or investigative agency as may be required.

     8. NO IMPLIED COVENANTS. Neither this Plan nor any action taken hereunder shall be construed as giving any Director any right to be retained in office.

     9. ADJUSTMENTS UPON CHANGES IN SHARES. If any change is made in the Shares subject to the Plan or subject to any Option granted under the Plan (through reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split, combination of shares, dividend payable in Shares or otherwise, adjustments as it deems appropriate shall be made by the Committee in the number and kind of Shares available for awards under the Plan. In addition, the Committee shall make adjustments as it deems appropriate in the number and kind of Shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that the Optionee's proportionate interest is maintained as before the occurrence of such event.

     10. AMENDMENT OF THE PLAN. The Board of Directors at any time, and from time to time, may amend the Plan, subject to the limitation, however, that, except as provided in Section 9 (relating to adjustments upon changes in Shares), no amendment shall be made, except upon approval by vote of a majority of the outstanding shares of the Company, which will:

     (a) increase the number of shares reserved for Options under the Plan; or

     (b) reduce the Option price below 100% of fair market value of the Shares at the time an Option is granted; or

     (c) change the requirements for eligibility for participation under the Plan; or

     (d) extend the term of the Plan;

and provided further that the Plan shall not be amended more than once every six months, other than to comport with changes in applicable law.

     11. TERMINATION OR SUSPENSION OF THE PLAN. The Board of Directors at any time, and from time to time, may suspend or terminate the Plan. Unless previously terminated by the Board, this Plan shall terminate on, and no further Options will be granted after the tenth anniversary of the Effective Date of the Plan, as described in Section 12 hereof. Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except by consent of the person to whom the Option was granted.

     12. EFFECTIVE DATE. This Plan shall become effective on the date it is adopted by the Company's Board of Directors, provided that the stockholders approve the Plan within twelve months thereafter.

     13. MODIFICATION, EXTENSION AND RENEWAL. Subject to the conditions of, and within the limitations prescribed in, Section 10 hereof, the Committee may cancel, modify, extend or renew outstanding Options. Notwithstanding the foregoing, no modification will, without the prior written consent of the Optionee, alter, impair or waive any rights or obligations associated with any Option earlier granted under the Plan. Further, but subject to Section 9, the Committee may not change the number of Shares or the class of persons who are eligible to participate in the Plan.

     14. USE OF PROCEEDS FROM SHARES. Cash proceeds from the sale of Shares pursuant to Options granted under the Plan shall constitute general funds of the Company.

     15. CORPORATE REORGANIZATIONS. "Corporate Transaction" shall mean the dissolution or liquidation of the Company, or a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to Options hereunder are changed into or exchanged for cash or property or securities not of the Company's issue, or a sale of substantially all the property of the Company to, or the acquisition of stock representing more than eighty percent (80%) of the voting power of the stock of the Company then outstanding, by another corporation or person. Any Options that are not exercised as of the date of a Corporate Transaction shall terminate and cease to be outstanding effective as of the date of the Corporate Transaction, except that the exercise of any Option that was exercised in anticipation of the Corporate Transaction shall be conditioned upon the consummation of the Corporate Transaction. The Committee may also grant Options under the Plan having terms, conditions and provisions that vary from those specified in the Plan, provided that any such awards are granted in substitution for, or in connection with the assumption of, existing Options issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, plan of exchange, acquisition of property or stock, separation, reorganization or liquidation to which the Company is a party.

     16. FINANCIAL ASSISTANCE. The Company may assist any Optionee in the payment of the Option price payable on exercise of an Option, by lending the amount of such Option price to such Optionee on such terms and at such rates of interest and upon such security (or unsecured) as is authorized by the Board.

     17. GOVERNING LAW. All questions arising with respect to the provisions of the Plan will be determined by application of the Code and the laws of the state of Illinois except to the extent that Illinois laws are preempted by any federal law.

     18. OTHER COMPENSATION ARRANGEMENTS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     19. ADMINISTRATION WITH RESPECT TO INSIDERS. With respect to the participation of Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the 1934 Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3. An Insider is an officer or a director of the Company or any other person whose transactions in stock are subject to Section 16 of the 1934 Act.

     20. INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board, members of the Board to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company's own expense to handle and defend same.

     21. EXTENSION IF EXERCISE PREVENTED BY LAW. Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Paragraph 5 is prevented by the provisions of Paragraph 6, the Option shall remain exercisable until three months (or such longer period of time as determined by the Board, in its discretion) after the date the Optionee is notified by the Company that the Option is exercisable, but in no event later than the Option expiration date.

     IN WITNESS WHEREOF, this Plan is executed this           day of
                    to be effective as of the Effective Date.

                                          SIGMATRON INTERNATIONAL, INC.,
                                          a Delaware corporation

                                          BY:
                                             -----------------------------------
                                             Gary R. Fairhead, President and CEO

                                   APPENDIX A

OPTIONEE                           NUMBER OF OPTIONS
--------      ------------------------------------------------------------

                                   APPENDIX 2

The 2000 Employee Stock Option Plan is filed herewith pursuant to Instruction 3 to item 10 of Schedule 14A and is not part of the proxy statement.

                         SIGMATRON INTERNATIONAL, INC.

                        2000 EMPLOYEE STOCK OPTION PLAN

     1. PURPOSE. The purpose of this Employee Stock Option Plan (the "Plan") is to enable SigmaTron International, Inc. (the "Company") and any of its subsidiaries (within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")) to attract and retain as employees people of initiative and ability, and to provide additional incentives to employees.

     2. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided below and in Paragraph 7, the shares to be offered under the Plan shall consist of common stock, $0.01 par value, of the Company ("Shares"), and the total number of Shares that may be issued under the Plan shall not exceed three hundred forty-two thousand five hundred (342,500) Shares. An Option is a right to purchase Shares, subject to adjustments as provided herein, pursuant to the terms and conditions of the Plan ("Option"). If an Option granted under the Plan expires, terminates or is canceled, the unissued Shares subject to such Option shall again be available under the Plan.

     3. EFFECTIVE DATE AND DURATION OF PLAN.

     (a) Effective Date. The Plan shall become effective on September 25, 2000, the date of its adoption by the Board of Directors of the Company (the "Effective Date"). However, no Option granted under the Plan shall become exercisable until the Plan is approved by the affirmative vote of the holders of a majority of the Shares present at, or represented and entitled to vote at, a stockholders meeting duly held in accordance with the applicable laws of the state of Delaware, and any awards under the Plan prior to such approval shall be conditioned on and subject to such approval. Subject to this limitation, Options may be granted at any time after the Effective Date and before termination of the Plan.

     (b) Duration. Unless terminated earlier, the Plan shall continue in effect until all Shares available for issuance under the Plan have been issued, but in any event the Plan shall terminate on September 25, 2010, which is ten years from the earlier of the date of its adoption by the Board of Directors of the Company or the date on which the Plan is approved by the stockholders of the Company, and no Option shall be granted hereunder after termination of the Plan. The Board of Directors may suspend or terminate the Plan at any time except with respect to Options then outstanding under the Plan. Termination shall not affect any outstanding Options.

     4. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company. The Committee shall be not less than two members and comprised solely of Non-employee Directors, as defined by Rule 16b-3(b)(3)(i) of the Securities and Exchange Act of 1934 (the "1934 Act"), or any successor definition adopted by the Securities and Exchange Commission, and who shall each also qualify as an Outside Director for purposes of Section 162(m) of the Code. The Committee shall determine and designate from time to time the employees to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards, except that only the Board of Directors may amend or terminate the Plan as provided in Paragraphs 3 and 12. Subject to the provisions of the Plan, the Committee may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to Shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The interpretation and construction by the Committee of the provisions of the Plan, any Option granted under the Plan and any related agreement shall be final except as otherwise determined by the Board of Directors. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

     5. ELIGIBILITY. Any awards may be made to employees, including employees who are officers or directors, of the Company or a subsidiary thereof; provided, however, no member of the Committee shall be eligible for selection as a person to whom awards may be made. The Committee shall select the employees to whom awards shall be made. The Committee shall specify the action taken with respect to each employee to whom an award is made under the Plan. At the discretion of the Committee, an employee may be given an election to surrender an award in exchange for the grant of a new award. The number of Shares subject to Options granted in a fiscal year to each executive officer whose compensation is subject to reporting in the Company's annual proxy statement (an "Executive Officer") shall not exceed 100,000 Shares for any fiscal year in which such person serves as an Executive Officer.

     6. OPTION GRANT.

     (a) Grant. An Optionee is an individual that has been granted an Option by the Company ("Optionee"). The Committee has the authority and discretion to grant Options under the Plan. With respect to each Option grant, and subject to the terms of the Plan, the Committee shall determine the number of Shares subject to the Option, the price at which the Option may be exercised (the "Option price"), the period of the Option, and the time or times at which the Option may be exercised. The Option price for a particular Option shall be such price as may be fixed by the Committee, but in no event less than the minimum required in order to comply with any applicable law, rule or regulation. Options shall be evidenced by written agreements, the form of which shall be approved by the Committee, which shall, among other things (i) designate the Option as either an Incentive Stock Option under Section 422 of the Code ("ISO") or a Nonqualified Stock Option ("NSO"), (ii) specify the number of Shares covered by the Option; (iii) specify the Option price, determined in accordance with Paragraph 6 hereof, for the Shares subject to the Option; (iv) specify the Option period determined in accordance with Paragraph 6 hereof; (v) set forth specifically or incorporate by reference the applicable provisions of the Plan; and
         (vi) contain such other terms and conditions consistent with the Plan as the Committee may, in its discretion, prescribe. In addition, the Committee may provide for any further restrictions or provisions in the Option which it deems appropriate. Subject to the conditions of, and within the limitations prescribed in, Paragraph 12 hereof, the Committee may cancel, modify, extend or renew outstanding Options. Notwithstanding the foregoing, no modification will, without the prior written consent of the Optionee, alter, impair or waive any rights or obligations associated with any Option earlier granted under the Plan. Options shall be either ISOs or NSOs. ISOs shall meet all of the requirements of this Paragraph 6 other than Subparagraph 6(d). NSOs shall meet the requirements of Subparagraphs 6(a) and 6(c) through 6(g).

     (b) Incentive Stock Options. ISOs shall be subject to the following terms and conditions (references in this Subparagraph 6(b) to "employee" shall not include advisors or consultants; only common law employees may receive ISOs):

          (i) ISOs may be granted under the Plan to an employee possessing more than ten percent of the total combined voting power of all classes of stock of the Company only if the Option price is at least 110 percent of the fair market value of the Shares subject to the Option on the date it is granted, as described in Subparagraph 6(b)(iii), and the Option by its terms is not exercisable after the expiration of five years from the date it is granted.

          (ii) Subject to Subparagraphs 6(b)(i) and 6(c), ISOs granted under the Plan shall continue in effect for the period fixed by the Committee, except than no ISO shall be exercisable after the expiration of ten years from the date it is granted.

                                    PAGE -2-

          (iii) The Option price per Share shall be determined by the Committee at the time of grant. Subject to Subparagraph 6(b)(i), the Option price shall not be less than 100 percent of the fair market value of the Shares covered by the ISO at the date the Option is granted. The fair market value shall be deemed to be the closing price of the Shares as reported in the NASDAQ listing in The Wall Street Journal or such other reported value of the Shares as shall be specified by the Committee on the day preceding the grant of the Option, or if such day is not a trading day, then on the immediately preceding trading day.

          (iv) No ISO shall be granted on or after the tenth anniversary of the Effective Date of the Plan.

          (v) No ISO shall provide any person with a right to purchase Shares to the extent that such right first becomes exercisable during a prescribed calendar year and the sum of (i) the fair market value (determined as of the date of grant) of the Shares subject to such ISO which first become available for purchase during such calendar year plus (ii) the fair market value (determined as of the date of grant) of all Shares subject to ISOs previously granted to such person under all plans of the Company first become available for purchase during such calendar year exceeds $100,000. If the Code is amended to provide for a different limitation from that set forth in this Paragraph, such different limitation shall be deemed incorporated herein effective as of the effective date of such amendment and with respect to such Options as required or permitted by such amendment to the Code.

          (vi) Without written notice to the Committee, an Optionee may not dispose of Shares acquired pursuant to the exercise of an ISO until after the later of (i) the second anniversary of the date on which the ISO was granted, or (ii) the first anniversary of the date on which the Shares were acquired. An Optionee shall make appropriate arrangements with the Company for any taxes which the Company is obligated to collect in connection with any disposition of Shares acquired pursuant to the exercise of an ISO, including any federal, state or local withholding taxes.

          (vii) Should Section 422 of the Code be amended during the term of the Plan, the Committee may modify the Plan consistently with such amendment.

     (c) Exercise of Options. Except as provided in Subparagraph 6(f), no Option granted under the Plan to an employee may be exercised unless at the time of such exercise the Optionee is employed by the Company and shall have been so employed continuously since the date such Option was granted. Absence on leave or on account of illness or disability under rules established by the Committee shall not, however, be deemed an interruption of employment for this purpose. Except as provided in Subparagraphs 6(f), 7 and 8, Options granted under the Plan may be exercised from time to time over the period stated in each Option in such amounts and at such times as shall be prescribed by the Committee, provided that Options shall not be exercised for fractional shares, and the election to exercise an Option shall be made in accordance with applicable federal and state laws and regulations. Unless otherwise determined by the Committee, if the Optionee does not exercise an Option in any one year with respect to the full number of Shares to which the Optionee is entitled in that year, the Optionee's rights shall be cumulative and the Optionee may purchase those Shares in any subsequent year during the term of the Option. No Option shall be exercisable after the expiration of ten years from the date it is granted.

     (d) Transferability. The Committee shall retain the authority and discretion to permit an NSO to be transferable as long as such transfers are made only to a Permitted Transferee (as herein defined); provided that (i) such transfer is a bona fide gift and accordingly, the Optionee receives no value for the transfer, as provided in the instructions to SEC Form S-8, (ii) that the NSOs transferred continue to be subject to the same terms and conditions that were applicable to the NSOs immediately prior to the transfer, and (iii) that the NSOs may not be otherwise or subsequently sold, pledged, assigned or transferred in any manner except by will or the laws of descent or distribution or pursuant to a domestic relations order. "Permitted Transferee" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the Optionee (a "Family Member"), any person sharing the Optionee's
                                    PAGE -3-
         household (other than as a tenant or employee), or a trust or other entity in which Family Members and the Optionee have more than fifty percent of the beneficial or voting interests. In the event of the Optionee's death, the NSO may be exercised only by a person who acquired the right to exercise it by reason of the death of the Optionee. Neither the Optionee, any Permitted Transferee, nor any person who acquires the right to exercise the NSO by reason of the death of the Optionee will be deemed to be a holder of any Shares subject to the NSO unless and until certificates for those Shares are issued to such person. A Permitted Transferee may not subsequently transfer an NSO. The designation of a beneficiary shall not constitute a transfer.

     (e) Vesting. Options granted under the Plan shall vest according to such schedule as the Committee may prescribe at the time of grant, which may include full and immediate vesting. Reference to "Option" in this Plan means all vested and non-vested Options unless otherwise specifically stated.

     (f) Termination of Employment or Death.

          (i) With respect to ISOs:

          (A) If the employment of an employee is terminated, any then outstanding Options held by such employee to the extent vested at termination of employment shall be exercisable, in accordance with the provisions of the Option agreement, by such employee at any time prior to the expiration date of such Option or within three months after the date of termination of employment, whichever is the shorter period.

          (B) Notwithstanding the provisions of Subparagraph 6(f)(i)(A), and unless the Board of the Directors of the Company determines otherwise, if the employee's employment is terminated because of a disability described in Section 422(c)(6) of the Code ("Disability"), any then outstanding Options held by such employee to the extent vested at termination of employment shall be exercisable, in accordance with the Option agreement, by such employee at any time prior to the expiration date of such Option or within one year after the date of termination of employment, whichever is the shorter period.

          (C) Notwithstanding the provisions of Subparagraph 6(f)(i)(A), if the employee dies while employed by the Company, any then outstanding Options held by such employee to the extent vested on the date of death shall be exercisable, in accordance with the provisions of the Option agreement, by the duly appointed representative of the employee's estate at any time prior to the expiration date of such Option or within one year after the date of death, whichever is the shorter period.

          (ii) If a termination under Subparagraph 6(f)(i)(B) or (C) occurs, any unvested portion of the Option held by the employee shall become vested, provided that the aggregate value of Shares with respect to which any ISO first becomes exercisable in the calendar year of the termination of employment does not exceed $100,000. If the value of Shares which become fully vested under an ISO exceed $100,000, such excess shall be treated as stock subject to an NSO. For purposes of the $100,000 limitation, the fair market value of the Shares on the date the ISO was granted shall be used in determining the value of the Shares, with fair market value to be determined in accordance with Subparagraph 6(b)(iii). If the Code is amended to provide for a limitation different from the one set forth in this Paragraph, such different limitation shall be deemed incorporated herein effective as of the effective date of such amendment and with respect to such Options as required or permitted by such amendment to the Code.

          (iii) With respect to NSOs:

          (A) If the employment of an Optionee is terminated "for cause," then the unvested portion of any then outstanding Options held by such Optionee shall be immediately canceled and the unexercised, vested portion of any then outstanding Options held by such Optionee shall be exercisable (to the extent then exercisable), by the Optionee or Permitted Transferee (defined in Section 6(d)) at any time prior to the expiration date or within three months after the date of termination of employment, whichever is the shorter period. A termination "for cause" means any termination due to (i) conviction of a felony; (ii) Optionee's refusal, after at least 30 days advance written notice from the Company's Board of

                                    PAGE -4-

     Directors, to carry out a direct order of the Board of Directors (other than an order to relocate Optionee more than 25 miles from his place of employment); or (iii) a finding by the Board of Directors that Optionee has defrauded the Company or any affiliate of the Company.

          (B) If the employment of an Optionee is terminated by the Company, but such termination is not "for cause," as defined above, then the unvested portion of any then outstanding Options held by such Optionee shall be immediately canceled and the vested portion of any then outstanding Options held by such Optionee shall continue in effect after the Optionee's termination of employment under the terms of the Option. This subparagraph shall also apply to an Optionee who voluntarily terminates employment with the Company.

          (C) If the employment of Optionee is terminated because of the death or permanent disability (as described in Section 422 (c)(6) of the Internal Revenue Code of 1986, as amended (the "Code")) of the Optionee when employed, then the unvested portion of any then outstanding Options held by such Optionee shall be immediately vested and the unexercised vested portion of any then outstanding Options held by such Optionee at the time of death shall be exercisable in full (including the portion which, but for this provision, would not be exercisable) by the person or persons entitled to do so under the will of the Optionee, or if the Optionee shall fail to make testamentary disposition of the Option or shall die intestate, by the legal representative of the Optionee or by a permitted transferee, at any time prior to the expiration date of such Option.

          (iv) For all Options issued hereunder, to the extent that the Option of any deceased Optionee or any Optionee whose employment terminates is not exercised within the applicable period, all further rights to purchase Shares pursuant to such Option shall cease and terminate.

     (g) Purchase of Shares. Unless the Committee determines otherwise, Shares may be acquired pursuant to an Option granted under the Plan only upon receipt by the Company of notice in writing from the Optionee of the Optionee's intention to exercise, specifying the number of Options the Optionee desires to exercise and the date on which the Optionee desires to complete the transaction, and such other documentation as may be required by the Company. Unless the Committee determines otherwise, on or before the date specified for completion of the purchase of Shares pursuant to an Option, the Optionee must have paid the Company the full purchase price of such Shares in cash or by check, or, with the consent of the Committee, in whole or in part, by tendering to the Company the number of Shares valued at fair market value equal to the Options to be exercised. The Optionee may tender Shares only if the Optionee has not acquired any Shares (including the Shares being tendered), other than in an acquisition exempt from Section 16(b) of the 1934 Act and rules and regulations promulgated thereunder, for a period of at least six months prior to the tender. The fair market value of the Shares provided in payment of the Option price shall be deemed to be the closing price of the Shares as reported in the NASDAQ listing in The Wall Street Journal or such other reported value of the Shares as shall be specified by the Committee on the day preceding the exercise of the Option, or if such day is not a trading day, then on the immediately preceding trading day. No Shares shall be issued until full payment therefor has been made. No Shares shall be delivered pursuant to the exercise of any Option, in whole or in part, until the Shares are qualified for delivery under such securities laws and regulations as may be deemed by the Committee to be applicable thereto, and such Shares are listed on each securities exchange on which Shares may then be listed. With the consent of the Committee, an Optionee may request the Company to apply automatically the Shares to be received upon the exercise of a portion of a Option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the Options. If the Company is required to withhold on account of any present or future tax imposed as a result of an exercise, the Committee shall have the sole discretion to determine whether such withholding shall be satisfied by a cash payment from Optionee or by withholding Shares having a fair market value equal to the amount of the required withholding. (Fair market value shall be determined using the closing price of the Shares as reported in the NASDAQ listing in The Wall Street Journal or such other reported value of the shares as shall be specified by the Committee on the day prior to the date the amount of withholding is determined.) However, no such withholding of
                                    PAGE -5-

         Shares shall occur until the Company has been subject to the requirements of Section 13(a) of the 1934 Act for at least one year prior to the exercise of the Option, and the Company regularly releases its quarterly and annual summary statements of sales and earnings for publication. Such exercise may include a cashless exercise if the Options are tendered to a broker in exchange for the number of Shares the fair market value of which is equal to the aggregate difference between the Option price and the fair market value of the Options so tendered.

     7. CHANGES IN CAPITAL STRUCTURE. If any change is made in the Shares subject to the Plan or subject to the Options granted under the Plan (through reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split, combination of shares or dividend payable in Shares or otherwise), adjustments as it deems appropriate shall be made by the Committee in the number and kind of Shares available for awards under the Plan, provided that this Paragraph 7 shall not apply with respect to transactions referred to in Paragraph 8. In addition, the Committee shall make such adjustments as it deems appropriate in the number and kind of Shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable to the end that the Optionee's proportionate interest is maintained as before the occurrence of such event. The Committee may also require that any securities issued in respect of or in exchange for Shares issued hereunder that are subject to restrictions be subject to similar restrictions. Notwithstanding the foregoing, the Committee shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Committee. Any such adjustments made by the Committee shall be conclusive.

     8. SPECIAL ACCELERATION IN CERTAIN EVENTS.

     (a) Notwithstanding any other provisions of the Plan, upon the occurrence of any of the following events (each, a "Corporate Transaction"):

          (i) any consolidation, merger, plan of exchange, or transaction involving the Company ("Merger") in which the Company is not the continuing or surviving corporation or pursuant to which the Shares would be converted into cash, securities or other property, other than a Merger involving the Company in which the holders of the Shares immediately prior to the Merger have the same proportionate ownership of common stock of the surviving corporation after the Merger, or

          (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the adoption of any plan or proposal for the liquidation or dissolution of the Company.

          (iii) a "person" within the meaning of Section 13(d) of the 1934 Act (other than the Company) becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, in one or more transactions, of shares of common stock of the Company representing 50% or more of the total number of votes that may be cast by all stockholders of the Company voting as a single class, or the first day on which shares of the Company's common stock are purchased pursuant to a tender offer or exchange offer, all Options shall vest and become fully exercisable as to all of the Shares subject to the Options as of the date thirty (30) days prior to the date of the Corporate Transaction. The exercise or vesting of any Option and any Shares acquired upon the exercise thereof that was permissible solely by reason of this Paragraph 8 shall be conditioned upon the consummation of the Corporate Transaction. Any Options that are not exercised as of the date of the Corporate Transaction shall terminate and cease to be outstanding effective as of the date of the Corporate Transaction.

     (c) Other than upon the occurrence of any of the events described in this Paragraph 8, the Committee shall have the authority at any time or from time to time to accelerate the vesting of any individual Option and to permit any Option not theretofore exercisable to become immediately exercisable.

     9. CORPORATE MERGERS, ACQUISITIONS, ETC. The Committee may also grant Options under the Plan having terms, conditions and provisions that vary from those specified in this Plan, provided that any such awards are

                                    PAGE -6-
granted in substitution for, or in connection with the assumption of, existing Options, issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, plan of exchange, acquisition of property or stock, separation, reorganization or liquidation to which the Company is a party.

     10. ADMINISTRATION WITH RESPECT TO INSIDERS. With respect to the participation of Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the 1934 Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3. An Insider is an officer or a director of the Company or any other person whose transactions in Shares are subject to Section 16 of the 1934 Act.

     11. INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board of Directors or officers or employees of the Company, any director, officer or employee of the Company to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company's own expense to handle and defend same.

     12. AMENDMENT OR TERMINATION OF PLAN. The Board of Directors at any time, and from time to time, may amend or terminate the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in Paragraphs 6(f), 7 and 8, however, no change in an award already granted shall be made without the written consent of the holder of such award (unless such termination or amendment is required to enable an Option designated as an ISO to qualify as an incentive stock option or is necessary to comply with any applicable law, regulation or rule), and no amendment or termination shall be made which without the approval of the stockholders of the Company would cause the Plan to no longer comply with Rule 16b-3 under the 1934 Act, Section 422 of the Code or any other regulatory requirements. Notwithstanding the immediately foregoing, no amendment of the Plan which increases the aggregate number of Shares available under the Plan except to reflect events described in Paragraph 7 hereof, changes the class of employees eligible to participate in the Plan, extends the term of the Plan, or reduces the minimum permissible exercise price of an Option under the Plan that is approved by the Board of Directors shall be effective unless, within 12 months of the date of adoption of such amendment, the amendment is approved by the stockholders of the Company.

     13. APPROVALS. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange or trading system on which the Company's shares may then be listed or admitted for trading, in connection with grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Options or Shares under the Plan if such issuance or delivery would violate applicable state or federal securities law, or any other state or federal law or regulation.

     14. EMPLOYMENT RIGHTS. Nothing in the Plan or any award pursuant to the Plan shall confer upon any employee any right to be continued in the employment of the Company or shall interfere in any way with the right of the Company to terminate an employee's employment at any time, for any reason, with or without cause, or to increase or decrease an employee's compensation or benefits or to alter the terms of employment.

     15. RIGHTS AS A STOCKHOLDER. The recipient of any award under the Plan shall have no rights as a stockholder with respect to any Shares until the date of issue to the recipient of a stock certificate for such
                                    PAGE -7-

Shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     16. GOVERNING LAW. All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the state of Illinois except to the extent that Illinois laws are preempted by any federal statute, regulation, judgment or court order, including but not limited to, the Code.

     17. MISCELLANEOUS.

     (a) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     (b) The Committee shall condition any grant of any Option under the Plan upon the recipient's execution and delivery to the Company of an agreement not to compete with the Company during the recipient's employment with the Company and for such period thereafter as shall be determined by the Committee. Such covenant against competition shall be in a form satisfactory to the Committee.

     IN WITNESS WHEREOF, this Plan is executed this        day of
                    to be effective as of the Effective Date.
                                          SIGMATRON INTERNATIONAL, INC.,
                                          a Delaware corporation

                                          BY:
                                             -----------------------------------
                                             Gary R. Fairhead, President and CEO

                                    PAGE -8-

                                   APPENDIX A

OPTIONEE                           NUMBER OF OPTIONS
--------      ------------------------------------------------------------

                                    PAGE -9-

                         SIGMATRON INTERNATIONAL, INC.
                              2201 LANDMEIER ROAD
                          ELK GROVE VILLAGE, IL 60007
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    The undersigned hereby appoints Gary R. Fairhead, Linda K. Blake and Henry
J. Underwood, Jr., and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the 2000 Annual Meeting of Stockholders of SIGMATRON INTERNATIONAL, INC. (the "Company") to be held at the Holiday Inn located at 1000 Busse Road, Elk Grove Village, Illinois at 10:00 a.m. local time, on Monday, September 25, 2000 or at any adjournment thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock of the Company which the undersigned may be entitled to vote at said Meeting as follows:
1. ELECTION OF DIRECTORS
  [ ] FOR all nominees listed below
      (UNLESS NAME OF NOMINEE IS CROSSED OUT).

     William C. Mitchell        Thomas W. Rieck        Steven A. Rothstein
2. TO ADOPT THE 2000 DIRECTORS' STOCK OPTION PLAN
  [ ] FOR            [ ] AGAINST            [ ] ABSTAIN
3. TO ADOPT THE 2000 EMPLOYEE STOCK OPTION PLAN
  [ ] FOR            [ ] AGAINST            [ ] ABSTAIN
4. PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS
  [ ] FOR            [ ] AGAINST            [ ] ABSTAIN
5. IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING (which the Board of Directors does not know of prior to August 21,
   2000)
                Management recommends your vote FOR all proposals.
                    (Continued and to be Signed on Other Side)
  [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

                          (Continued from Other Side)
    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS, FOR ADOPTION OF 2000 DIRECTORS' STOCK OPTION PLAN, FOR ADOPTION OF 2000 EMPLOYEE STOCK OPTION PLAN, AND FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, AND WILL CONFER THE AUTHORITY IN PARAGRAPH 3.
    Receipt is hereby acknowledged of the Notice of the Meeting and Proxy Statement dated August 21, 2000, as well as a copy of the 2000 Annual Report to Stockholders.
                                              When signing as attorney,
                                              executor, administrator, trustee
                                              or guardian, please give title.
                                              Each joint owner is requested to
                                              sign. If a corporation or
                                              partnership, please sign by an
                                              authorized officer or partner.
                                              Please sign in the same manner as
                                              your certificate(s) is (are)
                                              registered.

                                              Dated , 2000.

                                              ----------------------------------
                                              (Signature of Stockholder(s))

                                              Please complete, date, sign and
                                              return this proxy in the envelope
                                              provided.